SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17 , 2003

FOUNTAIN POWERBOAT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-14712	56-1774895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Whichard’s Beach Road

P. O. Drawer 457

Washington, North Carolina 27889

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (252) 925-2000

Item 5. Other Events and Regulation FD Disclosure

On July 17, 2003, we and our operating subsidiary, Fountain Powerboats, Inc. (“FPI”), entered into an $18 million secured, long-term financing arrangement with Bank of America, N.A., the proceeds of which are being used by FPI to refinance existing long-term debt, pay current liabilities, and provide additional operating funds. FPI’s obligations under the credit facility are secured by certain assets of FPI and our President, Chief Executive Officer and majority shareholder, Reginald M. Fountain, Jr. FPI’s obligations are guaranteed by us and Mr. Fountain and by Brunswick Corporation (“Brunswick”), a division of which supplies marine engines used in FPI’s products.

In related transactions, we have entered into an agreement with Brunswick under which it will supply to FPI, and FPI will purchase from it, during the term of the agreement, all of FPI’s requirements for marine engines and other power components used in boats manufactured by FPI. We and Mr. Fountain also have given Brunswick certain rights to purchase, in the future, shares of our common stock (generally at a price to be determined at the time of exercise) that could amount to a controlling interest. Those rights do not become exercisable until the earlier of July 1, 2007, or the repayment in full of FPI’s obligations under the financing arrangement. To the extent that Brunswick’s obligation under its guaranty exceeds $14.7 million, Mr. Fountain has pledged his shares of our common stock to Brunswick as additional collateral.

A copy of our press release dated July 18, 2003, and copies of certain of the relevant agreements relating to the above financing and other arrangements, are attached as Exhibits to this Report.

Disclosures About Forward Looking Statements

The discussions included in this Report and its exhibits may contain forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933) projecting, forecasting, or estimating the Company’s performance, industry trends or specific events. Those statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “may,” “believes,” “estimates,” “plans,” “strategy,” “projects,” or other or similar statements concerning our opinions or judgments and those of our management about our future performance or future events, and they are not statements of historical fact. We have based those statements on our current expectations about future events, but we do not guarantee that the future performance or events described in the statements will be achieved or actually will occur. Our actual performance, or events that actually occur, may be materially different from, or may occur in a way substantially different from, the performance or events described in the statements. Those statements, and the achievement of the performance or occurrence of the events described in the statements, are subject to various known and unknown risks, uncertainties and other factors, which include general economic and industry conditions that affect all businesses, as well as matters that are specific to us and the markets we serve. Risks that are specific to us and our markets include, but are not limited to, the cyclical or volatile nature of the marine industry; customer acceptance of our products, competition in pricing; new product development from competitors; the success of our brand development efforts, the concentration of our sales with a few major customers; changes in domestic and international market conditions, changes in foreign exchange rates, labor relations at our company and at our customers and suppliers; and our single-source supply and just-in-time inventory for some critical boat components, which could adversely affect production if a single-source supplier is unable to meet our requirements in a timely manner. We assume no obligation to update the forward-looking statements or to update the reasons actual results could differ from those contemplated by those statements. Further information about the factors and risks that could affect our business, financial condition and results of operations are included in our reports filed with the Securities and Exchange Commission. Copies of those reports may be obtained through the Commission’s Internet website at http://www.sec.gov.

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Item 7. Financial Statements and Exhibits.

(c)	Exhibits. The following exhibits are being filed with this Report:

Exhibit No.	Exhibit Description

10.9	Loan Agreement between Fountain Powerboats, Inc. and Bank of America, N.A.

10.10	Promissory Note between Fountain Powerboats, Inc. and Bank of America, N.A.

10.11	Continuing and Unconditional Guaranty between us and Bank of America, N.A.

10.12	Continuing and Unconditional Guaranty between Reginald M. Fountain, Jr. and Bank of America, N.A.

10.13	Security Agreement between Fountain Powerboats, Inc. and Bank of America, N.A.

10.14	Deed of Trust between Fountain Powerboats, Inc. and Bank of America, N.A.

10.15	Master Agreement between us, Fountain Powerboats, Inc., Reginald M. Fountain, Jr. and Brunswick Corporation

10.16	Security Agreement between Fountain Powerboats, Inc. and Brunswick Corporation

10.17	Deed of Trust between Fountain Powerboats, Inc. and Brunswick Corporation

10.18	Engine Supply Agreement between us Fountain Powerboats, Inc. and Brunswick Corporation

99.1	Copy of our press release dated July 18, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by our undersigned officer thereunto duly authorized.

FOUNTAIN POWERBOAT INDUSTRIES, INC.
(Registrant)

Date: July 22, 2003	By:	/S/ Irvin L. Smith
Irvin L. Smith
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.9	Loan Agreement between Fountain Powerboats, Inc. and Bank of America, N.A.

10.10	Promissory Note between Fountain Powerboats, Inc. and Bank of America, N.A.

10.11	Continuing and Unconditional Guaranty between us and Bank of America, N.A.

10.12	Continuing and Unconditional Guaranty between Reginald M. Fountain, Jr. and Bank of America, N.A.

10.13	Security Agreement between Fountain Powerboats, Inc. and Bank of America, N.A.

10.14	Deed of Trust between Fountain Powerboats, Inc. and Bank of America, N.A.

10.15	Master Agreement between us, Fountain Powerboats, Inc., Reginald M. Fountain, Jr. and Brunswick Corporation

10.16	Security Agreement between Fountain Powerboats, Inc. and Brunswick Corporation

10.17	Deed of Trust between Fountain Powerboats, Inc. and Brunswick Corporation

10.18	Engine Supply Agreement between us Fountain Powerboats, Inc. and Brunswick Corporation

99.1	Copy of our press release dated July 18, 2003